                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2



                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
                COMPUTATION OF PRIMARY EARNINGS PER COMMON SHARE



                                                       THREE MONTHS ENDED       NINE MONTHS ENDED
                                                          SEPTEMBER 30,            SEPTEMBER 30,
                                                      ----------------------  -----------------------
                                                        1995          1994      1995          1994
                                                      --------      --------  --------      ---------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
PRIMARY EARNINGS PER COMMON SHARE

Average shares outstanding                             41,245        39,938     40,904       39,878

Average common share equivalents:
Assumed exercise of options outstanding                   185           133        150          148
                                                      -------       -------   --------      -------
Primary average shares outstanding                     41,430        40,071     41,054       40,026
                                                      =======       =======   ========      =======


Net earnings                                          $35,363       $23,734   $102,535      $75,373
Less:     Preferred stock dividends
          Series B                                        (88)          (88)      (264)        (264)
          Series C (redeemed October 31, 1994)              -          (447)         -       (1,342)
          Series D (1)                                      -          (123)      (165)        (370)
          Series E                                     (1,877)       (1,555)    (4,986)      (4,663)
                                                      -------       -------   --------      -------
Net earnings applicable to common shares              $33,398       $21,521   $ 97,120      $68,734
                                                      =======       =======   ========      =======


Primary Earnings Per Common Share                        $.81          $.54      $2.37        $1.72
                                                      =======       =======   ========      =======


------------------

(1) Converted to common stock July 1, 1995

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2



                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
             COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE



                                                       THREE MONTHS ENDED       NINE MONTHS ENDED
                                                          SEPTEMBER 30,            SEPTEMBER 30,
                                                      ----------------------  -----------------------
                                                        1995          1994      1995          1994
                                                      --------      --------  --------      ---------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
FULLY DILUTED EARNINGS PER COMMON SHARE

Average shares outstanding                             41,245        39,938     40,904       39,878
Assumed exercise of options outstanding                   205           133        164          151
Assumed conversion of preferred stock
   outstanding:
       Series B                                           340           340        340          340
       Series D (1)                                         -           254        168          254
       Series E                                         4,370         3,884      4,049        3,884
                                                      -------       -------   --------      -------
Fully diluted average shares outstanding               46,160        44,549     45,625       44,507
                                                      =======       =======   ========      =======


Net earnings                                          $35,363       $23,734   $102,535      $75,373
Less:     Series C preferred stock
              dividends (2)                                 -          (447)         -       (1,342)
                                                      -------       -------   --------      -------

Net earnings applicable to common shares              $35,363       $23,287   $102,535      $74,031
                                                      =======       =======   ========      =======


Fully Diluted Earnings Per Common Share                  $.77          $.52      $2.25        $1.66
                                                      =======       =======   ========      =======

--------------------

(1) Converted to common stock July 1, 1995.

(2) Redeemed October 31, 1994.





                                      -38-